UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: March 06, 2008
(Date of earliest event reported)

M-Wave Inc
(Exact name of registrant as specified in its charter)

IL	0-19944	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11533 Franklin Ave		60131
(Address of principal executive offices)		(Zip Code)

(630) 562-5550
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 27, 2008, M-Wave, Inc., a Delaware corporation ("the Company"), entered into a triple net lease agreement to occupy approximately 17,600 square feet of space located at 1300 Norwood Avenue, Itasca, Illinois 60413. The lease is for a term of thirty seven months, commencing on April 1, 2008, with a renewal option for an additional sixty months. Base rent for the first twelve months is $6,600 per months witha 3% annual increase during the term of the lease. Under the terms of the agreement, the Company is responsible for payment of taxes and operating expenses.

Item 8.01. Other Events

On March 6, 2008, the Registrant issued a press release announcing the execution of an Industrial Building Lease Agreement on February 27, 2008. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None

(d) Exhibits

10.1	Industrial Building Lease between M-Wave, Inc., and 1300 Norwood Associates LLC, dated February 27, 2008

99.1	Press Release of M-Wave Inc dated March 06, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 06, 2008	M-WAVE INC
	By:	/s/ Jeff Figlewicz
Jeff Figlewicz
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Industrial Building Lease between M-Wave, Inc., and 1300 Norwood Associates LLC, dated February 27, 2008

99.1	Press Release of M-Wave Inc dated March 06, 2008